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                                                                    Exhibit 99.3

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                           EXCHANGE OF ALL OUTSTANDING
                              4.625% NOTES DUE 2010
                                       FOR
                              4.625% NOTES DUE 2010

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
 ON __________, 2003, UNLESS EXTENDED (THE "EXPIRATION DATE"). NOTES TENDERED IN
  THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK
                       CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

         We are enclosing herewith a prospectus, dated September __, 2003, of Developers Diversified Realty Corporation, and the accompanying letter of transmittal that together constitute the offer by Developers Diversified Realty Corporation (the "Exchange Offer"), to exchange its 4.625% Notes due 2010, (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for like principal amount of its issued and outstanding 4.625% Notes due 2010, (the "Old Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

         The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

         We are the holder of record of Old Notes held by us for your own account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

         We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

         Pursuant to the letter of transmittal, each holder of Old Notes will represent to Developers Diversified Realty Corporation that:

         (i) any New Notes that the holder will acquire in exchange for Old Notes will be acquired in the ordinary course of business of the holder,

         (ii) the holder has not engaged in, does not intend to engage in, and has no arrangement with any person to engage in, a distribution of any New Notes issued to the holder, and

         (iii) the holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of Developers Diversified Realty Corporation.

         If the holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, it will represent that the Old Notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those New Notes, the broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

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                                                                    Exhibit 99.3

                 INSTRUCTIONS TO BOOK ENTRY TRANSFER PARTICIPANT

To Participant of the DTC:

         The undersigned hereby acknowledges receipt of the prospectus, dated September __, 2003, (the "Prospectus") of Developers Diversified Realty Corporation and the accompanying letter of transmittal (the "Letter of Transmittal"), that together constitute Developers Diversified Realty Corporation's offer (the "Exchange Offer") to exchange its 4.625% Notes due 2010 (the "New Notes"), for all of its outstanding 4.625% Notes due 2010 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

         This will instruct you, the DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

         $_____________ of the 4.625% Notes due 2010.

         With respect to the Exchange Offer, we hereby instruct you (check appropriate box):

         [ ]      TO TENDER the following amount of Old Notes you hold for our account (Insert Principal Amount of Old Notes to be Tendered, if any) $____________.

         [ ]      NOT TO TENDER any Old Notes you hold for our account.

         If we instruct you to tender the Old Notes held by you for our account, it is understood that you are authorized to make, on behalf of us (and, by signing below, we hereby make to you), the representations contained in the Letter of Transmittal that are to be made with respect to us as a beneficial owner, including, but not limited to, the representations, that:

         (i) any New Notes that we will acquire in exchange for Old Notes will be acquired in the ordinary course of our business;

         (ii) we have not engaged in, do not intend to engage in, and have no arrangement with any person to engage in, a distribution of any New Notes issued to us; and

         (iii) we are not an "affiliate" (as defined in Rule 405 under the Securities Act) of Developers Diversified Realty Corporation.

         If we are a broker-dealer that will receive New Notes for our own account in exchange for Old Notes, we represent that the Old Notes were acquired as a result of market-making activities or other trading activities, and we acknowledge that we will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those New Notes. By acknowledging that we will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those New Notes, we are not deemed to admit that we are an "underwriter" within the meaning of the Securities Act.

Name of beneficial owner(s): ____________________________________________

Signature(s): ___________________________________________________________

Name(s) (please print): _________________________________________________

Address: ________________________________________________________________

Telephone Number: _______________________________________________________

Taxpayer Identification or Social Security Number:_______________________

Date:  __________________________________________________________________


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